Exhibit 10.2

Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where redactions have been made. The marked information has been redacted because it is both (i) not material and (ii) is the type of information the Corporation treats as private and confidential.

AMENDED AND RESTATED INVESTOR’S RIGHTS AGREEMENT

This INVESTOR’S RIGHTS AGREEMENT (this “Agreement”), is made as of September 6, 2023 and amended and restated January 25, 2024, by and between Aptose Biosciences Inc., a Canadian corporation (the “Corporation”), and Hanmi Pharmaceutical Co., Ltd., a corporation incorporated under the laws of the Republic of Korea (the “Investor”).

RECITALS

WHEREAS, the Corporation and the Investor are parties to that certain Common Share Subscription Agreement dated September 6, 2023 (the “Subscription Agreement”) whereby the Corporation agreed, upon the terms and subject to the conditions set forth in the Subscription Agreement, to issue and sell to the Investor common shares of the Corporation (the “Common Shares”);

AND WHEREAS, in order to induce the Corporation to enter into the Subscription Agreement and to induce the Investor to invest funds in the Corporation pursuant to the Subscription Agreement, the Investor and the Corporation agreed that this Agreement shall govern the rights of the Investor to cause the Corporation to register the Common Shares issuable to the Investor, to receive certain information from the Corporation, and to participate in future equity offerings by the Corporation, and shall govern certain other matters as set forth in this Agreement;

AND WHEREAS the Corporation and the Investor have agreed that the Investor’s obligation to make the Second Investment (as defined in the Subscription Agreement) will be fulfilled and satisfied upon the closing of the acquisition by the Investor of such number of Purchased Shares and Purchased Warrants as set forth and defined in, and contemplated by, a subscription agreement dated January 25, 2024 between the Corporation and the Investor (the “New Subscription Agreement”), subject to certain conditions as set forth therein;

AND WHEREAS the parties have agreed to amend and restate this Agreement to reflect the implications of the fulfilment and satisfaction of the Subscription Agreement and the entrance into of the New Subscription Agreement and the completion of the transactions contemplated therein;

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

1.2 “Board of Directors” means the board of directors of the Corporation.

1.3 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Corporation, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.6 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Corporation with the SEC.

1.7 “holder” means any holder of Registrable Securities who is a party to this Agreement.

1.8 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or similar statutorily-recognized domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of a natural person referred to herein.

1.9 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.10 “Registrable Securities” means the Common Shares.

1.11 “Registration Statement” means the registration statement or registration statements of the Corporation filed under the 1933 Act covering the Registrable Securities.

1.12 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.13 “SEC” means the Securities and Exchange Commission.

1.14 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.15 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Corporation as provided in Section 2.5.

2. Registration Rights. The Corporation covenants and agrees as follows:

2.1 Demand Registration. Investor may make a written demand to the Corporation for registration of all or part of its Registrable Securities, which written demand shall describe the amount and type of securities to be included in such registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”); provided, however, that an Investor may not request a Demand Registration unless the class of securities of the Corporation subject to the Demand Registration are registered pursuant to Section 12(b) of the Exchange Act. Upon receipt by the Corporation of such written request for a Demand Registration from an Investor, the Investor shall be entitled to have its Registrable Securities included in a registration at the cost and expense of the Corporation and the Corporation shall effect, as soon thereafter as is commercially reasonable, the registration of all Registrable Securities requested by the Investor pursuant to such request for a Demand Registration, including by filing a Registration Statement on an appropriate form under the Securities Act relating thereto as soon as practicable, but not more than forty five (45) days immediately after the Corporation’s receipt of the request for a Demand Registration. Under no circumstances shall the Corporation be obligated to (i) effect more than an aggregate of two (2) Demand Registrations with respect to any or all of an Investor’s Registrable Securities, and never more than one (1) Demand Registration in a twelve (12) month period and (ii) proceed if the required minimum offering size of at least US$3.5 million is not met; provided, however, that a registration pursuant to a request for a Demand Registration shall not be counted for such purposes unless a Registration Statement with respect to such request for a Demand Registration has become effective and all of the Registrable Securities requested by the Investor to be registered have been sold.

Notwithstanding the foregoing obligations, if the Corporation furnishes to holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Corporation’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Corporation and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Corporation; (ii) require premature disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential; or (iii) render the Corporation unable to comply with requirements under the Securities Act or Exchange Act, then the Corporation shall have the right to defer taking action with respect to such filing for a period of not more than sixty (60) days after the request; provided, however, that the Corporation may not invoke this right more than once in any twelve (12) month period; and provided further that the Corporation shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period.

2.2 Piggyback Registration. If the Corporation proposes to file a Registration Statement under the Securities Act, with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Corporation, including with respect to an initial public offering (other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, or (ii) for a dividend reinvestment plan or a Registration Statement for a rights offering or an exchange offer or offering of securities solely to the Corporation’s then existing shareholders), then the Corporation shall give written notice of such proposed filing to the Investor as soon as practicable but not less than thirty (30) days before the anticipated filing date of such Registration Statement , which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, including pricing, and the name of the proposed managing underwriter or underwriters, if any, in such offering, and (B) offer to the Investor the opportunity, but not the obligation, to register the sale or qualify the distribution, as applicable, of such number of Registrable Securities as the Investor may request in writing within ten (10) days after receipt of such written notice (such registration a “Piggyback Registration”). The Corporation shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration at its cost and expense and shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested by 2.2 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Corporation included in such registration or Prospectus, as applicable, and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.

Notwithstanding Section 2.2, in connection with a Piggyback Registration, the managing underwriter or underwriters may impose a limitation on the number of Registrable Securities or on the number or kind of other securities which may be included in any such distribution because, in its or their reasonable judgment all of the Registrable Securities that the Corporation proposes to include in such distribution may not be sold in an orderly manner within a price range reasonably acceptable to the Corporation or marketing factors require the limitation of the number of securities which may be included in such distribution. The Corporation shall be required to include in such distribution the part of the Registrable Securities which is determined by such managing underwriters according to the following priority: (a) first, the securities offered by the Corporation on its own behalf; (b) second, if there are additional securities which may be underwritten within a price range reasonably acceptable to the Corporation, considering marketing factors, without leading to undue repercussions on the distribution of the securities offered after taking into account the inclusion of all the securities required under paragraph (a) above, the Registrable Securities which the Investor has required to be included, based on the number of Registrable Securities which the Investor owns or over which its exercises control.

2.3 Obligations of the Corporation. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the holder refrains, at the request of an underwriter of Common Shares (or other securities) of the Corporation, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling holders; provided that the Corporation shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Corporation are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling holders, all financial and other records, pertinent corporate documents, and properties of the Corporation, and cause the Corporation’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling holder, promptly after the Corporation receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling holder of any request by the SEC that the Corporation amend or supplement such registration statement or prospectus.

In addition, the Corporation shall ensure that, at all times after any registration statement covering a public offering of securities of the Corporation under the Securities Act shall have become effective, its insider trading policy shall provide that the Corporation’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.4 Furnish Information. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling holder that such holder shall furnish to the Corporation such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such holder’s Registrable Securities; provided, however, in no event shall the liability of the Investor with regard to such information exceed the net proceeds received by the Investor from the sale of such Registrable Securities..

2.5 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Corporation; and the reasonable fees and disbursements of one counsel for the selling holders selected by holders of a majority of the Registrable Securities to be registered (“Selling Holder Counsel”), shall be borne and paid by the Corporation; provided, however, that the Corporation shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Investor (in which case the Investor and all selling holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration); provided further that if, at the time of such withdrawal, the Investor shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Investor at the time of its request and has withdrawn the request after learning of such information then the Investor shall not be required to pay any of such expenses and shall not forfeit its right to a registration pursuant to Section 2.1. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.6 Delay of Registration. No holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.7 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Corporation will indemnify and hold harmless each selling holder, and the partners, members, officers, directors, and shareholders of each such holder; legal counsel and accountants for each such holder; any underwriter (as defined in the Securities Act) for each such holder; and each Person, if any, who controls such holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Corporation will pay to each such holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Corporation, which consent shall not be unreasonably withheld, nor shall the Corporation be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration except to the extent such information has been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim.

(b) To the extent permitted by law, each selling holder, severally and not jointly, will indemnify and hold harmless the Corporation, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Corporation within the meaning of the Securities Act, legal counsel and accountants for the Corporation, any underwriter (as defined in the Securities Act), any other holder selling securities in such registration statement, and any controlling Person of any such underwriter or other holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling holder expressly for use in connection with such registration and has not been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim; and each such selling holder will pay to the Corporation and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any holder by way of indemnity or contribution under Section 2.7(b) and 2.7(d) exceed the proceeds from the offering received by such holder (net of any Selling Expenses paid by such holder), except in the case of fraud or willful misconduct by such holder.

(c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.7, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a holder’s liability pursuant to this Section 2.7(d), when combined with the amounts paid or payable by such holder pursuant to Section 2.7(b), exceed the proceeds from the offering received by such holder (net of any Selling Expenses paid by such holder), except in the case of willful misconduct or fraud by such holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Corporation and holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.

2.8 Termination of Registration Rights. The right of any holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a) such time as an exemption under the Securities Act is available for the sale of all of such holder’s shares without limitation, during a three (3)-month period without registration (and without the requirement for the Corporation to be in compliance with the current public information required under subsection (c)(1) of Rule 144 of the Securities Act) and such holder (together with its “affiliates” determined under Rule 144 of the Securities Act) holds less than one percent (1%) of the outstanding capital stock of the Corporation; and

(b) the third (3rd) anniversary of the date of this Agreement (or such later date that is one hundred eighty (180) days following the expiration of all deferrals of the Corporation’s obligations pursuant to Section 2).

3. Information Rights.

3.1 Delivery of Financial Statements. The Corporation shall deliver to the Investor:

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Corporation and concurrent with the public filing of such documents (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year, and (iii) a statement of shareholders’ equity as of the end of such year;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Corporation and concurrent with the public filing of such documents, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of shareholders’ equity as of the end of such fiscal quarter; and

(c) as soon as practicable after the approval by the Board of Directors, but in any event forty-five (45) days after the end of each fiscal year, a budget (the “Budget”) and business plan for the next fiscal year, prepared on a yearly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Corporation.

3.2 Confidentiality. The Investor agrees that it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Corporation) any confidential information obtained from the Corporation pursuant to the terms of this Agreement (including notice of the Corporation’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general,(b) is or has been independently developed or conceived by the Investor without use of the Corporation’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Corporation; provided, however, that then Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Corporation; (ii) to any Affiliate, partner, member, shareholder, or wholly owned subsidiary of the Investor in the ordinary course of business, provided that the Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that the Investor promptly notifies the Corporation of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4. Participation in Future Financings, Exempt Issuances.

4.1 Participation in Future Financings.

(a) From the Closing Date for the Offering (each as defined in the New Subscription Agreement), provided that if the Closing Date for the Offering has not occurred by June 30, 2024, then from July 1, 2024, until the eighteen (18) month anniversary of this Agreement, upon any issuance by the Corporation or any of its Affiliates of Common Shares or warrants, or convertible debt for cash consideration (a “Subsequent Financing”), the Investor shall have the right to participate in up to an amount of the Subsequent Financing equal to that percentage of the Subsequent Financing equal to the Investor’s percentage ownership of the Common Shares, calculated as of any determination date assuming the conversion or exercise of all Registrable Securities and the conversion or exercise of all other securities of the Corporation owned by the Investor, on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least fifteen (15) Business Days prior to the closing of the Subsequent Financing, the Corporation shall deliver to the Investor a written notice of its intention to effect a Subsequent Financing, including a description in reasonable detail of the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment (a “Financing Notice”).

(c) The Investor desiring to participate in such Subsequent Financing must provide written notice to the Corporation by not later than 5:30 p.m. (Eastern time) on the 5th Business Day after the Investor has received the Financing Notice that the Investor is willing to participate in the Subsequent Financing, the amount of the Investor’s participation, and that the Investor has such funds ready, willing, and available for investment on the terms set forth in the Financing Notice. If the Corporation receives no notice from the Investor as of such 5th Business Day, the Investor shall be deemed to have notified the Corporation that it does not elect to participate.

(d) If by 5:30 p.m. (Eastern time) on the 5th Business Day after the Investor has received the Financing Notice, notifications by the Investor of its willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Corporation may effect the remaining portion of such proposed Subsequent Financing on the terms and with the Persons set forth in the Financing Notice.

(e) The Corporation must provide the Investor with a second Financing Notice, and the Investor will again have the right of participation set forth above in this Section 4, if the Subsequent Financing subject to the initial Financing Notice is not consummated for any reason on the terms set forth in such Financing Notice within 40 Business Days after the date of the initial Financing Notice.

(f) Notwithstanding the foregoing, this Section 4 shall not apply in respect of (i) an Exempt Issuance, (ii) an underwritten public offering of Common Shares or (iii) “at the market” offerings. “Exempt Issuance” means the issuance of (a) Common Shares, options, stock appreciation rights, restricted stock, restricted stock units or dividend equivalents to employees, consultants, officers or directors of the Corporation pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors of the Corporation established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (c) shares issuable to institutional lenders to the Corporation in connection with a loan transaction, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Corporation, provided that any such issuance shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital, including to finance such acquisitions or strategic transactions, or to an entity whose primary business is investing in securities.

4.2 Exempt Issuance. In the event that the Corporation issues any equity securities in any transaction not expressly covered by Section 4.1, including any Exempt Issuance, then the Corporation shall promptly (but in no event later than ten (10) Business Days from such issuance of equity securities) notify the Investor in writing of any such issuance and the Investor shall have the right, but not the obligation, to purchase Common Shares on the applicable stock market where the Common Shares are publicly traded in order to keep the Investor’s percentage of ownership unchanged (i.e., the same percentage as it was prior to such issuance).

5. Appointment of Investor Nominee(s).

5.1 For so long as the Investor beneficially owns, directly or indirectly, in the aggregate, at least ten percent (10%) of the issued and outstanding Common Shares of the Corporation on a non-diluted basis (the “Ownership Threshold”) and subject to Section 6, the Investor shall be entitled, on notice in writing to the Corporation, to nominate for appointment to the Corporation one or more individuals at a time that is legally able to work in the United States or Canada (each an “Investor Nominee”) to a position or positions within the Corporation in applicable areas based on each Investor Nominee’s skills, education and experience and the Corporation shall use its best commercial efforts to retain each such Investor Nominee in the appropriate technical area, on the following terms and conditions:

(a) subject to section 5.3, the Investor Nominee shall be engaged by the Corporation on an exclusive and full-time basis or part-time basis, as the case may be, as advised by the Investor at the time of providing notice of such Investor Nominee;

(b) the Investor Nominee shall be subject to the Corporation’s usual employment rules, practices, policies, evaluation process and procedures, as amended from time to time and the Corporation shall retain the right, in its sole discretion, to terminate such Investor Nominee’s appointment with the Corporation for violations of the Corporation’s employment rules, practices, polices and procedures;

(c) the Investor Nominee shall be entitled to salary, bonus, vacation, incentive payments and bonuses, expenses, allowances and any applicable benefits in amounts and to the extent consistent with employees of the Corporation serving or having recently served in a similar capacity with the Corporation with such amounts to be reimbursed to the Corporation by the Investor; and

(d) such other terms and conditions as are customary and appropriate for an employee of the Corporation and in accordance with applicable law.

5.2 Once per calendar year (unless otherwise agreed upon by the parties), the Investor shall be entitled, on notice in writing to the Corporation, to replace any Investor Nominee with an alternative Investor Nominee and the Corporation shall use its best commercial efforts to facilitate, at the entire expense of the Investor, the termination without cause of the exiting Investor Nominee (including without limitation the payment, to be reimbursed to the Corporation by the Investor, of all amounts for salary, bonus, vacation pay, overtime pay, benefits, expenses, allowances, termination pay, statutory notice, payment in lieu of notice, reasonable notice of termination and any vacation pay related thereto or any other amounts payable by virtue of any agreement, rules, practices, procedures or applicable law) and the contemporaneous (or as nearly contemporaneous as possible) retention of such alternative Investor Nominee on the terms and conditions contemplated by Section 5.1.

5.3 Concurrent with or following the appointment (or employment) of an Investor Nominee, the parties shall enter into a separate services agreement (the “Service Agreement”) upon such terms and conditions to be agreed upon by the parties, each acting reasonably. The Service Agreement will govern activities which the Corporation will have agreed to perform for the Investor (which may include but are not limited to CRO services and tuspetinib related work) (collectively, the “Services”). In addition to the Investor Nominee’s employment or similar obligations to the Corporation, the Investor Nominee shall be engaged to perform the Services, the entire expense for which, including any applicable mark-up, shall be stipulated in the Service Agreement and borne entirely by the Investor.

5.4 If any governmental approval or work permit (collectively, a “Permit”) is required by laws and/or regulations of Canada or the United States to enable the nominee to perform the services for Aptose, Aptose shall use its reasonable commercial efforts to assist the nominee in securing such Permit in a timely fashion.

6. Lapse of Investor Nominee and Other Rights

6.1 Investor ceases to hold Ten Percent (10%). In the event that the Investor beneficially owns, directly or indirectly, Common Shares below the Ownership Threshold for more than thirty (30) consecutive days, the Investor shall promptly provide written notice to the Corporation, then, the Corporation may, at its entire discretion, either terminate one or more Investor Nominee or recommend that one or more Investor Nominee remain in its position until a date determined by the Corporation. Upon written request of the Corporation, the Investor shall promptly confirm to the Corporation the number of Common Shares the Investor and its Affiliates then hold for the purposes of determining the Investor’s percentage of ownership. If the Investor owns less than the Ownership Threshold for more than thirty (30) consecutive days following receipt by the Corporation of a written notice from the Investor, (i) the investor nominee right set out in Section 5; (ii) the participation rights set out in Section 4; and (iii) the access to information right set out in Section 3, shall no longer apply.

7. Standstill.

(a)	Except as otherwise provided in this Agreement and in the New Subscription Agreement, until September 6, 2024, the Investor shall not, and shall cause each of the Investor’s Affiliates not to:

(i)	directly or indirectly purchase any Common Shares or securities convertible into Common Shares;

(ii)

make or in any way participate, directly or indirectly in any “solicitation” of votes or proxies in respect of Common Shares and in any manner influence any other person or entity with respect to such “solicitation” or form, join or in any way participate in a proxy group with respect to the voting of any securities of the Corporation not held by the Investor, except a proxy solicitation by management in any meeting of Shareholders;

(iii)	otherwise act alone or with others to seek to control the management, the Board of Directors or policies of the Corporation;

(iv)

directly or indirectly make or participate in a tender offer or take-over bid to Shareholders, or propose a transaction to Shareholders involving a merger, arrangement, combination or amalgamation, or disposition of substantially all of the assets of the Corporation; or

(v)	announce its intention to do any of the foregoing.

(b)

None of the provisions of this Section 7 shall be construed to (i) restrict the Investor from making confidential proposals to or communications with the Board of Directors and/or management of the Corporation with respect to any transaction, or (ii) prohibit the acquisition of such number of Common Shares allowing the Investor to maintain its shareholdings at the Investor’s ownership percentage immediately after giving effect to both the First Investment as contemplated in the Subscription Agreement and the Offering as contemplated by the New Subscription Agreement.

(c)

The Investor’s obligations under this Section 7 shall terminate immediately and cease to be of any force or effect on the date upon which (A) a third party, other than an Affiliate of the Investor makes a good faith public announcement of the commencement of a take-over bid to acquire 50% or more of the Common Shares; (B) the Corporation publicly announces the entering into of a definitive agreement to effect a change of control transaction; (C) a third-party (other than an Affiliate of the Investor) acquires at least 20% of the outstanding Common Shares or (D) the Board of Directors of the Corporation resolves to engage in a formal process that is intended to result in a transaction, which if consummated, would constitute a change of control transaction.

8. Miscellaneous.

8.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a holder to a transferee of Registrable Securities that (i) is an Affiliate of a holder; or (ii) is a holder’s Immediate Family Member or trust for the benefit of an individual holder or one (1) or more of such holder’s Immediate Family Members; provided, however, that (x) the Corporation is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Corporation to be bound by and subject to the terms and conditions of this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or shareholder of a holder; (2) who is a holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual holder or such holder’s Immediate Family Member shall be aggregated together and with those of the transferring holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

8.2 Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

8.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent as to the Corporation to the principal office of the Corporation and to the attention of the Chief Executive Officer, or in any case to such email address or address as subsequently modified by written notice given in accordance with this Section 8.5. All communications shall be sent as to the Investor to Hanmi Pharmaceutical Co., Ltd.,and to the attention of [***], Hanmi Pharmaceutical Co., Ltd., 14 Wiryeseongdae-ra, Songpa-gu, Seoul, 05545, Korea (email: [***]), or in any case to such email address or address as subsequently modified by written notice given in accordance with this Section 8.5. If notice is given to the Corporation, a copy (which copy shall not constitute notice) shall also be sent to (i) Charles-Antoine Soulière, McCarthy Tétrault LLP, 500, Grande Allée Est, 9e étage, Québec QC, Canada, G1R 2J7 (email: [***]) and (ii) Dan Miller, Dorsey & Whitney LLP, 1400 Wewatta Street, Suite 400, Denver, CO 80202 (email: [***]) and if notice is given to the Investor, a copy (which copy shall not constitute notice) shall also be given to Keith R. Chatwin, Stikeman Elliott LLP, 4200 Bankers Hall West, Calgary, Alberta, Canada, T2P 5C5 (email: [***]).

8.6 Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Corporation and the holders of at least a majority of the Registrable Securities then outstanding.

8.7 Severability. In case any one (1) or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

8.8 Aggregation of Common Shares; Apportionment. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

8.9 Entire Agreement. This Agreement (together with the New Subscription Agreement), constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

8.10 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Investor’s Rights Agreement as of the date first written above.

APTOSE BIOSCIENCES INC.

By:	/s/ Fletcher Payne
Name: Fletcher Payne
Title: Chief Financial Officer

HANMI PHARMACEUTICAL CO., LTD.

By:	/s/ Jae Hyun Park
Name: Jae Hyun Park
Title: CEO